Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

SECOND AMENDMENT TO THE ALLIANCE AGREEMENT

This SECOND AMENDMENT (“Second Amendment”), effective as of April 1, 2009, between Monster, Inc. (“Monster”) and iHispano.com (“iHispano”) amends the Alliance Agreement dated as of December 4, 2007 (the “Original Agreement”), as amended on April 18, 2008 (“(First) Amendment”), between Monster and iHispano (collectively, the Original Agreement together with the (First) Amendment, the “Alliance Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Alliance Agreement. Section references herein, if any, shall refer to Section references in the Alliance Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Monster and iHispano hereto hereby agree to amend the Alliance Agreement as follows:

1.	Section 1 of the Alliance Agreement is hereby amended by adding the following definition in alphabetical order:

“Excess Amount” means, for any invoice, in the case where the D&I Commission for the month of the respective invoice is greater than the Guarantee Amount for such month, the difference between the D&I Commission and the Guarantee Amount for such month.

“Recoupment Amount” means, for any invoice, in the case where the Excess Amount is greater than zero for such month, the amount to be deducted from the Excess Amount as calculated as set forth in Section 4(b) herein.

“Shortfall” means, for any calendar month, an amount equal to: (i) in the case where the D&I Commission is less than the Guarantee Amount, the difference between the Guarantee Amount for such month and the D&I Commission or (ii) in the case where the D&I Commission is equal to or greater than the Guarantee Amount, zero.

2.	The definition of “Guarantee Amount” in Section 1 of the Alliance Agreement is hereby deleted in its entirety and replaced with the following:

“Guarantee Amount” means the following amounts for each of the following periods:

April 1, 2009 – December 31, 2009	$ [***] ($ [***] per month)
January 1, 2010 – December 31, 2010	$ [***] ($ [***] per month)
January 1, 2011 – December 31, 2011	$ [***] ($ [***] per month)
January 1, 2012 – December 31, 2012	$ [***] ($ [***] per month)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

3.	Section 4(b) of the Alliance Agreement is hereby amended by appending the following:

“For any invoice where the D&I Commission is greater than the Guarantee Amount, Monster may setoff any Excess Amount by the Recoupment Amount. Such Recoupment Amount shall be calculated by deducting the aggregate or partial Shortfalls, if any, from any other invoice from the twelve month period immediately preceding the invoiced month, which Shortfall has not yet been used to setoff any Excess Amount for any prior invoice. Monster shall send iHispano a notice with its remittance of such invoice, indicating any Recoupment Amount and how such Recoupment Amount was calculated.”

4.	Section 6(a) is hereby deleted in its entirety and replaced with the following:

“(a) Term; Renewals. This Agreement shall commence on the Effective Date and shall continue in effect until December 31, 2012 (the “Initial Term”), and thereafter will be automatically renewed for successive one (1) year periods (each, a “Renewal Term”), unless either Monster or iHispano gives to the other Party sixty (60) days prior written notice of its intention not to renew this Agreement at the end of the Initial Term or the then-current Renewal Term or this Agreement is sooner terminated in accordance with the provisions of this Section 6. The Initial Term and each Renewal Term are referred to herein as the “Term.”

5.	Section 6(d) is hereby deleted in its entirety and replaced with the following:

“(d) Other. Monster shall have the right to pursue additional diversity partnerships in the event that there are fewer than [***] unique Applicants in each month for [***] consecutive calendar months during the Initial Term. For the avoidance of doubt, Monster does not have any exclusivity obligations to iHispano at any time under this Agreement.”

6.	Section 8 of the Alliance Agreement is hereby amended by adding the following section 8(d):

“(d) No Conflict of Interest. iHispano hereby represents, warrants, and covenants that neither it nor any of its affiliates, subsidiaries, employees and/or representatives has or shall have, directly or indirectly, any agreement or arrangement with (i) any official, employee or representative of Monster, (ii) any government or governmental agency or of any political party, or (iii) any other third party under which any such official, employee or representative, government or governmental

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

agency or political party, and/or third party shall receive either directly or indirectly anything of value whether monetary or otherwise (including, but not limited to, any commission, gift, percentage or fee) (“Award”) contingent upon, as the result of, or in connection with the award of or making of this Agreement. For breach or violation of this warranty, Monster may terminate this Agreement without liability and, at its discretion, deduct from any monies paid or payable hereunder or otherwise recover the full amount of any such Award. iHispano further warrants that neither it nor any of its employees or representatives has offered or given any gratuities to the Monster’s employees, agents or representatives with a view toward securing this Agreement or securing favorable treatment with respect thereto.

7.	NO CONFLICTING TERMS/COUNTERPARTS

This Amendment shall supersede any inconsistent or conflicting terms in the Alliance Agreement. The provisions of this Amendment may be executed in counterparts, each of which will be deemed to be an original, all of which will constitute one and the same Amendment.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have caused this Amendment to be duly executed as of the date set forth above.

MONSTER, INC.		iHISPANO.COM, LLC

By:	/s/ Stephen J. Pemberton	By:	/s/ Rudy Martinez
Name:	Stephen J. Pemberton	Name:	Rudy Martinez
Title:	Chief Diversity Officer	Title:	CEO
Date:	May 8, 2009	Date:	May 7, 2009